                                                                     EXHIBIT 2.3


                                VOTING AGREEMENT

         THIS VOTING AGREEMENT (this "Agreement") is made and entered into as of March ___, 2000, between Octane Software, Inc., a California corporation ("Company"), and the undersigned stockholder (the "Stockholder") of E.piphany Inc., a Delaware corporation (the "Parent").

         WHEREAS, the Company, Sub (as defined below), Parent and certain other parties have entered into an Agreement and Plan of Reorganization (the "Reorganization Agreement"), which provides for the merger of a wholly-owned subsidiary of Parent ("Sub") into the Company (the "Merger"). Pursuant to the Merger, all issued and outstanding capital stock of the Company shall be converted into the right to receive common stock of Parent, as set forth in the Reorganization Agreement;

         WHEREAS, Stockholder is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of such number of shares of the outstanding common stock of the Company as is indicated on the signature page of this Agreement; and

         WHEREAS, in consideration of the execution of the Reorganization Agreement by Parent, Stockholder (in its, his or her capacity as such) agrees to vote the Shares (as defined below), so as to facilitate consummation of the Merger.

         NOW, THEREFORE, intending to be legally bound, the parties hereto agree as follows:

         1. Certain Definitions. Capitalized terms not defined herein shall have the meanings ascribed to them in the Reorganization Agreement. For purposes of this Agreement:

                  (a) "Expiration Date" shall mean the earlier to occur of (i) such date and time as the Reorganization Agreement shall have been terminated pursuant to Article VIII thereof, or (ii) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Reorganization Agreement.

                  (b) "Person" shall mean any (i) individual, (ii) corporation, limited liability company, partnership or other entity, or (iii) governmental authority.

                  (c) "Shares" shall mean all securities of the Parent beneficially owned (if any) by Stockholder as of the record date for the vote of the Stockholders with respect to the Merger.

                  (d) Transfer. A Person shall be deemed to have effected a "Transfer" of a security if such person directly or indirectly: (i) sells, pledges, encumbers, grants an option with respect to, transfers or disposes of such security or any interest in such security; or (ii) enters into an agreement or commitment providing for the sale of, pledge of, encumbrance of, grant of an option with respect to, transfer of or disposition of such security or any interest therein.

                  (e) "Stockholders" shall mean the holders of common stock of the Parent.
                                      -3-

          2. Transfers Permitted. Nothing in this Agreement shall be deemed to prohibit, restrict or in any way limit Stockholder's right to Transfer any securities of the Parent beneficially owned by Stockholder.

          3. Agreement to Vote Shares. At every meeting of the Stockholders called, and at every adjournment thereof, and on every action or approval by written consent of the Stockholders of the Parent, Stockholder (in its, his or her capacity as such) shall cause the Shares to be voted in favor of approval of the Reorganization Agreement and the Merger, in favor of each of the other transactions contemplated by the Reorganization Agreement, and in favor of any matter that could reasonably be expected to facilitate the Merger and against any matter that is intended specifically for the purpose of preventing or delaying the Merger and other transactions contemplated by the Reorganization Agreement.

          4. Representations and Warranties of the Stockholder. Stockholder (a) is the beneficial owner of the shares of Parent common stock indicated on the final page of this Agreement as of the date of this Agreement (with the understanding that the number of shares held on the record date may be different than such number); and (b) has full power and authority to make, enter into and carry out the terms of this Agreement.

          5. Termination. This Agreement shall terminate and shall have no further force or effect on the Expiration Date.

          6.  Miscellaneous.

                  (a) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

                  (b) Binding Effect and Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without prior written consent of the other.

                  (c) Amendments and Modification. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

                  (d) Waiver. No waiver, alteration or modification of any of the provisions of this Agreement shall be binding unless in writing and signed by duly authorized representatives of the parties hereto. No failure or delay by any party in executing any right, power or privilege hereunder shall operate as a waiver hereof, nor shall any single or partial exercise hereof preclude any other or future exercise hereof or the exercise of any other right, power or privilege hereof.

                  (e) Specific Performance; Injunctive Relief. The parties hereto acknowledge that Company shall be irreparably harmed and that there shall be no adequate remedy at law for a violation of any of the covenants or agreements of Stockholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Company upon any such violation, Company shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Company at law or in equity.

                  (f) Notices. All notices and other communications pursuant to this Agreement shall be in writing and deemed to be sufficient if contained in a written instrument and shall be deemed given if delivered personally, telecopied, sent by nationally-recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following address (or at such other address for a party as shall be specified by like notice):

                  If to Company: At the address as set forth in the Reorganization Agreement

                  With a copy to:  Venture Law Group at the address as set forth in the Reorganization Agreement

                  If to Stockholder:  Care of the address of the Parent as set forth in the Reorganization Agreement.

                  (g) Governing Law. This Agreement shall be governed by the laws of the State of Delaware, without reference to rules of conflicts of law.

                  (h) Entire Agreement. This Agreement contain the entire understanding of the parties in respect of the subject matter hereof, and supersede all prior negotiations and understandings between the parties with respect to such subject matter.

                  (i) Effect of Headings. The Section headings are for convenience only and shall not affect the construction or interpretation of this Agreement.

                  (j) Facsimile; Counterparts. This Agreement may be executed by facsimile and in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the day and year first above written.


COMPANY:

By:
   ------------------------------------

Name:
     ----------------------------------

Title:
      ---------------------------------



STOCKHOLDER:

By:
   ------------------------------------

Name:
     ----------------------------------

Title:
      ---------------------------------

Shares beneficially owned:

                    shares of Company Common Stock
------------------
                    shares of Company Common Stock issuable upon the exercise of outstanding options and warrants
------------------